Inquiries:
For Immediate Release	Felise Kissell (215) 409-7287 Kissell-Felise@aramark.com	Scott Sullivan (215) 238-3953 Sullivan-Scott1@aramark.com

Aramark Reports Fourth Quarter and Fiscal Year 2021 Results
Q4 SUMMARY
•Revenue +32%; Organic Revenue +37%
◦Improved performance led by the FSS United States segment
◦Revenue at 90% of pre-COVID level; Organic Revenue at 87% of pre-COVID level

•Operating Income up $226 million; Adjusted Operating Income (AOI) up $177 million versus prior year
◦Operating Income Margin of 3.7%; AOI Margin of 4.8% on a constant-currency basis
◦Higher profitability driven by improved sales volume and effective cost management
•EPS increased $0.73 to $0.14; Adjusted EPS increased $0.56 to $0.21

FISCAL YEAR 2021 SUMMARY
•Record Net New Business of over $500 million; 5x higher than previous 5-year average
◦Annualized gross new business totaled nearly $1.25 billion, highest in Company history
◦Retention rate of 95.5% improved 150 basis points compared to historical five-year average
◦Annualized Net New Business over $500 million, representing 3.1% of pre-COVID revenue

•Revenue (6)%; Organic Revenue (7)%
◦Business activity increased as the year progressed due to client re-openings and new service offerings
◦Revenue +35% and Organic Revenue +35% in the second half of fiscal 2021

•EPS of $(0.36); Adjusted EPS of $(0.30)

•Strong cash flow performance and maintained high level of liquidity
◦Cash provided by operating activities of $657 million, increasing $480 million versus prior year; Free Cash Flow of $282 million, a year-over-year improvement of $469 million
◦Over $2 billion in cash availability at year-end

Note: Net New Business is an internal statistical metric used to evaluate Aramark's new sales and retention performance. A definition of the metric can be found under Selected Operational and Financial Metrics.

Fourth quarter and full year fiscal 2020 included a 53rd week of operations. Organic Revenue and other Adjusted financial metrics are based on 52 weeks for comparability purposes.

Philadelphia, PA, November 16, 2021 - Aramark (NYSE: ARMK) today reported fourth quarter and full-year fiscal 2021 results.
"Our fourth quarter and full year results reflected the progress we have made across our business as organic revenue reached 87% of pre-COVID levels. The Company achieved record Net New Business performance across lines of business, geographies, and client size—demonstrating the execution of our strategic growth initiatives, which we are confident will position Aramark to drive higher sustainable growth and create meaningful value for our stakeholders," said John Zillmer, Aramark's Chief Executive Officer. "Despite the challenges presented over the last fiscal year, Aramark generated strong, steady performance due to our focus on innovation, ability to control costs and flex our business model to meet shifting client demands, and unwavering commitment to serving customers."

FOURTH QUARTER RESULTS*
Consolidated revenue was $3.6 billion, an increase of 32% compared to the prior year. Organic Revenue, which adjusts for the effect of currency, the Next Level Hospitality acquisition, and the 53rd week of operations in the prior year, improved 37% year-over-year. An accelerated pace of new client wins, combined with improving business re-opening activity and pricing pass-through, resulted in revenue at 90% and organic revenue at 87% of pre-COVID levels, led by the FSS United States segment.

	Revenue Change						Organic Revenue Change
	Q3 '20	Q4 '20[1]	Q1 '21	Q2 '21	Q3 '21	Q4 '21[1]	Q3 '20	Q4 '20	Q1 '21	Q2 '21	Q3 '21	Q4 '21
FSS United States	(56)%	(41)%	(45)%	(30)%	55%	51%	(56)%	(45)%	(45)%	(31)%	52%	58%
FSS International	(46)%	(30)%	(27)%	(21)%	41%	22%	(41)%	(31)%	(29)%	(26)%	28%	21%
Uniform & Career Apparel	(12)%	(2)%	(10)%	(9)%	6%	(2)%	(12)%	(9)%	(10)%	(9)%	5%	5%
Total Company	(46)%	(32)%	(35)%	(24)%	39%	32%	(45)%	(36)%	(36)%	(26)%	34%	37%

	% of Fiscal '19						% of Fiscal '19
Total Company	54%	68%	64%	70%	74%	90%	55%	64%	65%	71%	73%	87%
1A 53rd week of operations during fiscal 2020 benefited Revenue Change % in Q4 '20 and impacted Q4 '21.

•FSS United States organic revenue increased 58% compared to the fourth quarter last year with the following sector performance:

Sector	Q4 Activity
Education	Welcomed students and educators back to in-person learning at the start of the school year in both K-12 and Higher Education. On-campus retail and catering volumes were slower to recover
Sports, Leisure & Corrections	Fans largely returned with stadiums at full capacity for Major League Baseball and the National Football League season underway. Leisure benefited from ongoing demand at National Parks, while conference centers and events had less activity. Corrections had already returned to pre-COVID levels
Business & Industry	Companies introduced greater in-person return-to-work activity, although at a measured pace, particularly with white-collar clients
Healthcare	Gradual improvement as patient care began to normalize with a higher level of voluntary procedures, routine medical appointments, and hospital visitations. Retail and catering remained impacted
Facilities & Other	Higher in-demand services as client locations experienced greater in-person activity, with performance surpassing pre-COVID levels
•FSS International grew organic revenue 21% year-over-year driven by stronger performance in Canada and Europe. Sports & Entertainment, Higher Education and white-collar Business & Industry in FSS International reported improved business activity with the pace of re-openings behind the U.S.
•Uniform & Career Apparel organic revenue increased 5% versus the prior year with rental revenues approaching pre-COVID levels and adjacency services reporting another quarter of double-digit growth. Clients in the hospitality industry, particularly in Canada, experienced greater demand, although still below pre-COVID levels.

	Revenue
	Q4 '21	Q4 '20	Change ($)	Change (%)	Organic Revenue Change (%)
FSS United States	$2,163M	$1,429M	$734M	51%	58%
FSS International	$765M	$629M	$136M	22%	21%
Uniform & Career Apparel	$623M	$634M	($11M)	(2)%	5%
Total Company	$3,551M	$2,692M	$859M	32%	37%
Difference between Change (%) and Organic Revenue Change (%) reflects the effect of the Next Level Hospitality acquisition, the impact of the 53rd week of operations in the prior year and the elimination of currency translation.
*May not total due to rounding

Operating Income was $132 million, an increase of $226 million compared to the prior year. Adjusted Operating Income was $165 million, a year-over-year increase of $177 million, resulting in an AOI margin of 4.8% on a constant-currency basis. Quarterly margin progression reflected operating leverage from increased sales volumes, partially offset by costs associated with new client wins and re-opening of existing locations as well as investments to drive growth and enhance operating infrastructure.
•FSS United States strategically layered in operating costs to support increased levels of activity, particularly in Education, while continuing to invest in growth resources.
•FSS International benefited from previously implemented cost savings actions, with continued participation in government reimbursement programs.
•Uniform & Career Apparel leveraged efficiencies from higher volume levels and favorable merchandise amortization costs, partially offset by investment in growth resources and inventory write-downs for certain Personal Protective Equipment (PPE).
•Corporate managed overhead costs to support the lines-of-business as revenues recovered.

	Operating Income (Loss)			Adjusted Operating Income (Loss)
	Q4 '21	Q4 '20	Change ($)	Q4 '21	Q4 '20	Change ($)
FSS United States	$102M	($53M)	$154M	$118M	($6M)	$124M
FSS International	$28M	($58M)	$86M	$19M	($30M)	$48M
Uniform & Career Apparel	$32M	$50M	($18M)	$59M	$57M	$2M
Corporate	($29M)	($32M)	$3M	($30M)	($33M)	$3M
Total Company	$132M	($94M)	$226M	$165M	($12M)	$177M
Operating Income (Loss) results include the effect of the Next Level Hospitality acquisition, the 53rd week of operations in the prior year and the effect of currency translation.
*May not total due to rounding.

FOURTH QUARTER GAAP SUMMARY
Fourth quarter fiscal 2021 GAAP results improved across all metrics compared to the prior year as the business continued to recover from the impact of COVID-19. On a GAAP basis, revenue was $3.6 billion, operating income was $132 million, net income attributable to Aramark stockholders was $35 million and diluted earnings per share was $0.14. These results included the contribution from the Next Level Hospitality acquisition that occurred in June 2021. Comparatively, fourth quarter 2020 revenue was $2.7 billion, operating loss was $94 million, net loss attributable to Aramark stockholders was $149 million and diluted loss per share was $0.59. Fourth quarter fiscal 2020 GAAP results included a 53rd week of operations. A reconciliation of GAAP to Non-GAAP measures is included in the Appendix.

FISCAL 2021 SUMMARY
Fiscal 2021 reflected business performance improvement over the course of the year with particular strength in the second half as all segments reported year-over-year revenue growth due to increased levels of business activity. Net New Business reached record levels, driven by increased new business wins and improved retention.
On a GAAP basis, revenue was $12.1 billion, operating income was $191 million, net loss attributable to Aramark stockholders was $91 million and diluted loss per share was $0.36. GAAP metrics in fiscal 2021 included approximately four months of operations from Next Level Hospitality. Comparatively, fiscal 2020 revenue was $12.8 billion, operating loss was $265 million, net loss attributable to Aramark stockholders was $462 million and diluted loss per share was $1.83. Fiscal 2020 GAAP results included a 53rd week of operations across all metrics and GAAP operating loss and diluted loss per share included certain non-cash impairment charges and costs related to organizational realignment.

Organic Revenue for the year was $11.8 billion with sequential improvement each quarter. Adjusted Operating Income of $292 million resulted in an AOI margin of 2.4% on a constant-currency basis, compared to 2.3% in fiscal 2020 at higher revenue levels. Disciplined cost management, the Company's flexible operating model, and the ability to leverage operating efficiencies as sales volumes recovered throughout the year contributed to improved margin performance.

CURRENCY
In the fourth quarter, a weaker U.S. dollar increased reported revenue by $25 million, Adjusted Operating Income by $0.4 million and had a negligible impact on adjusted earnings per share. The effect of currency translation benefited fiscal 2021 results by $168 million in reported revenue, $4 million in Adjusted Operating Income and approximately two cents for adjusted loss per share.

CASH FLOW AND CAPITAL STRUCTURE
Aramark generated Net Cash provided by operating activities of $657 million, improving $480 million compared to the prior year, and Free Cash Flow totaled $282 million in the fiscal year, an increase of $469 million compared to the prior year. This improvement was due to better operational performance, complemented by disciplined working capital and capital expenditure management as well as the benefit of federal tax refunds and deferred payroll taxes related to the CARES Act.
At year-end, Aramark had over $2.0 billion in cash availability. The Company's strong cash flow and liquidity position provided a platform to further advance its capital allocation priorities. In the fourth quarter, Aramark strengthened its balance sheet with proactive debt repayments of over $170 million.

DIVIDEND DECLARATION
The Company's Board of Directors approved a quarterly dividend of 11 cents per share of common stock. The first quarter fiscal 2022 dividend will be payable on December 7, 2021, to stockholders of record at the close of business on November 30, 2021.

BUSINESS UPDATE
Aramark executed the following strategic actions over the course of the year, while navigating a complex operating environment due to COVID-19:
•Adding senior leadership talent and making organizational changes that significantly bolstered industry and line of business expertise, including sales leadership in many key roles;
•Investing in growth-oriented opportunities within the business;
•Enhancing sales training and development programs;
•Further aligning compensation with strategic objectives, including Net New Business which now represents 40% of the Company's bonus incentive plan across the organization;
•Strengthening client and supplier relationships; and
•Enhancing operating infrastructure, including cybersecurity.
In fiscal 2021, Aramark reported record Net New Business that was five times greater than the average of the previous five years. Annualized gross new business wins totaled nearly $1.25 billion, with a meaningfully greater contribution from first-time outsourcing than prior years. Retention rates increased to 95.5%, or 150 basis points higher than the average of the previous five years, driven by improvements in the Company's hospitality culture and customer service.
Each segment reached performance milestones in driving Net New Business. Net New Business in fiscal 2021 of over $500 million, represented 3.1% of pre-COVID revenue. This compared to a five-year historical average for Net New Business of approximately $90 million, or 0.6% of revenue. The Company believes that this level of Net New Business positions Aramark to sustainably grow revenue in the mid-single digits when Base Business growth returns to normalized levels. The Company expects to further build upon this level of Net New Business to drive sustainably higher growth prospectively.

OUTLOOK
The Company provides its expectations for organic revenue growth, Adjusted Operating Income and Free Cash Flow on a non-GAAP basis, and does not provide a reconciliation of such forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for the impact of the change in fair value related to certain gasoline and diesel agreements, severance and other charges and the effect of currency translation. The fiscal 2022 outlook reflects management's current assumptions regarding the continued impact of COVID-19 on Aramark and its clients. The extent to which COVID-19 continues to impact business, operations, and financial results, including the duration and magnitude of such impact, will depend on numerous evolving factors that are difficult to accurately predict, including those discussed in the Risk Factors set forth in the Company's filings with the U.S. Securities and Exchange Commission.
Aramark believes it is well-positioned to perform strongly in the recovery period and continue to build on its early Net New Business momentum. In fiscal 2022, the Company currently expects the following full-year performance:
•Organic growth between +23% and +27%, with revenue expected to approach pre-COVID levels by year-end. The impact from acquisitions and foreign currency fluctuations is expected to add approximately 2% to revenue
◦Revenue outlook reflects a continued impact from COVID-19 in fiscal 2022 of approximately $1.6 billion to $1.9 billion, or approximately 10% to 12% of pre-COVID revenue, partially offset by net new business and pricing pass-through
•Adjusted Operating Income (AOI) margin in a range of 5.0% to 5.5% with the second half of the year reaching 6.0% to 6.5%
◦AOI margin outlook considers the impact of COVID-19, noted above. In many cases, the Company has brought back operating and above unit costs in advance of full revenue recovery. As COVID-impacted volumes recover, Aramark expects this transitional impact on AOI margin to unwind, with an incremental margin on the remaining COVID-19 volume recovery of 15% to 20%. AOI margin will also be temporarily affected by the start-up of new accounts, which typically have lower margins in year one with an acceleration thereafter. The magnitude of new account start-ups in fiscal 2022 has grown meaningfully following recent New Business wins
◦Pricing, supply chain initiatives and operational efficiencies are expected to offset cost inflation
•Free Cash Flow between $300 million and $400 million, which includes repaying approximately $65 million of deferred payroll taxes associated with the CARES Act
•Annualized Net New Business in a range of $550 million to $650 million, which would represent 3.5% to 4.0% of pre-COVID revenue and an increase relative to the record performance achieved in fiscal 2021
Aramark ultimately expects mid-single digit organic revenue growth and ongoing margin progression, with margins that exceed pre-COVID levels. The Company looks forward to sharing further details on its expected multi-year progression at Aramark's upcoming Analyst Day.
"Our investments in growth are generating results. The robust pipeline of opportunities continues to grow, enabling Aramark to enter the new fiscal year with exceptionally strong momentum. I'm emboldened by our team's drive and remain confident in our ability to build on this success and deliver for our stakeholders as the recovery period is underway," Zillmer continued.

CONFERENCE CALL SCHEDULED
The Company has scheduled a conference call at 8:30 a.m. ET today to discuss its earnings. This call and related materials can be heard and reviewed, either live or on a delayed basis, on the Company's web site, www.aramark.com on the investor relations page.

About Aramark
Aramark (NYSE: ARMK) proudly serves the world’s leading educational institutions, Fortune 500 companies, world champion sports teams, prominent healthcare providers, iconic destinations and cultural attractions, and numerous municipalities in 19 countries around the world with food, facilities, and uniform services. Because our culture is rooted in service, our employees strive to do great things for each other, our partners, our communities, and our planet. Aramark has been named to DiversityInc’s “Top 50 Companies for Diversity” list, the Forbes list of “America’s Best Employers for Diversity,” the Human Rights Campaign Foundation’s “Best Place to Work for LGBTQ Equality” and scored 100% on the Disability Equality Index. Learn more at www.aramark.com and connect with us on Facebook, Twitter, and LinkedIn.

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Selected Operational and Financial Metrics

Adjusted Revenue (Organic)
Adjusted Revenue (Organic) represents revenue growth, adjusted to eliminate the effect of the Next Level Acquisition, the effect of material divestitures, the estimated impact of the 53rd week and the impact of currency translation.

Adjusted Operating Income (Loss)
Adjusted Operating Income (Loss) represents operating income (loss) adjusted to eliminate the change in amortization of acquisition-related intangible assets; the impact of the change in fair value related to certain gasoline and diesel agreements; severance and other charges; the effect of the Next Level acquisition; merger and integration related charges; asset impairments; the estimated impact of the 53rd week and other items impacting comparability.

Adjusted Operating Income (Loss) (Constant Currency)
Adjusted Operating Income (Loss) (Constant Currency) represents Adjusted Operating Income (Loss) adjusted to eliminate the impact of currency translation.

Adjusted Net Income (Loss)
Adjusted Net Income (Loss) represents net income (loss) attributable to Aramark stockholders adjusted to eliminate the change in amortization of acquisition-related intangible assets; the impact of changes in the fair value related to certain gasoline and diesel agreements; severance and other charges; the effect of the Next Level acquisition; merger and integration related charges; asset impairments; the estimated impact of the 53rd week; gain on an equity investment; loss on defined benefit pension plan termination; the effects of refinancings on interest and other financing costs, net, less the tax impact of these adjustments; the impact of tax legislation; the tax benefit attributable to the former CEO's equity award exercises; the tax impact related to shareholder contribution and other items impacting comparability. The tax effect for adjusted net income (loss) for our U.S. earnings is calculated using a blended U.S. federal and state tax rate. The tax effect for adjusted net income (loss) in jurisdictions outside the U.S. is calculated at the local country tax rate.

Adjusted Net Income (Loss) (Constant Currency)
Adjusted Net Income (Loss) (Constant Currency) represents Adjusted Net Income (Loss) adjusted to eliminate the impact of currency translation.

Adjusted EPS
Adjusted EPS represents Adjusted Net Income (Loss) divided by diluted weighted average shares outstanding.

Adjusted EPS (Constant Currency)
Adjusted EPS (Constant Currency) represents Adjusted EPS adjusted to eliminate the impact of currency translation.

Covenant Adjusted EBITDA
Covenant Adjusted EBITDA represents net income attributable to Aramark stockholders adjusted for interest and other financing costs, net; provision for income taxes; depreciation and amortization and certain other items as defined in our debt agreements required in calculating covenant ratios and debt compliance. The Company also uses Net Debt for its ratio to Covenant Adjusted EBITDA, which is calculated as total long-term borrowings less cash and cash equivalents.

Free Cash Flow
Free Cash Flow represents net cash provided by operating activities less net purchases of property and equipment and other. Management believes that the presentation of free cash flow provides useful information to investors because it represents a measure of cash flow available for distribution among all the security holders of the Company.

Net New Business
Net New Business is an internal statistical metric used to evaluate Aramark's new sales and retention performance. The calculation is defined as the annualized value of gross new business less the annualized value of lost business.

We use Adjusted Revenue (Organic), Adjusted Operating Income (Loss) (including on a constant currency basis), Adjusted Net Income (Loss) (including on a constant currency basis), Adjusted EPS (including on a constant currency basis), Covenant Adjusted EBITDA and Free Cash Flow as supplemental measures of our operating profitability and to control our cash operating costs. We believe these financial measures are useful to investors because they enable better comparisons of our historical results and allow our investors to evaluate our performance based on the same metrics that we use to evaluate our performance and trends in our results. These financial metrics are not measurements of financial performance under generally accepted accounting principles, or GAAP. Our presentation of these metrics has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. You should not consider these measures as alternatives to revenue, operating income (loss), net income (loss), or earnings (loss) per share, determined in accordance with GAAP. Adjusted Revenue (Organic), Adjusted Operating Income (Loss), Adjusted Net Income (Loss), Adjusted EPS, Covenant Adjusted EBITDA and Free Cash Flow as presented by us may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.

Explanatory Notes to the Non-GAAP Schedules
Amortization of Acquisition-Related Intangible Assets - adjustments to eliminate the change in amortization expense resulting from the purchase accounting applied to the January 26, 2007 going-private transaction and amortization expense recognized on other acquisition-related intangible assets.
Severance and Other Charges - adjustments to eliminate severance expenses in the applicable period ($7.9 million net expense reduction for the fourth quarter of 2021, $13.3 million net expense reduction for fiscal 2021, $20.9 million for the fourth quarter of 2020 and $152.7 million for fiscal 2020).
Effect of Next Level Acquisition - adjustments to eliminate the operating results of Next Level Hospitality that are not comparable to the prior year periods.
Merger and Integration Related Charges - adjustments to eliminate merger and integration charges primarily related to the Avendra and AmeriPride acquisitions, including costs for transitional employees and integration related consulting costs, and charges related to plant consolidation, mainly asset write-downs, the implementation of a new revenue accounting system and other expenses.
Goodwill Impairment - adjustment to eliminate the impact of a non-cash impairment charge to goodwill.
Tax Reform Related Employee Reinvestments - adjustments to eliminate certain reinvestments associated with tax savings created by the Tax Cuts and Jobs Act of 2017, including employee training expenses and retirement contributions.
Estimated Impact of 53rd Week - adjustments to eliminate the estimated impact of a 53rd week of operations during fiscal 2020.
Gains, Losses and Settlements impacting comparability - adjustments to eliminate certain transactions that are not indicative of our ongoing operational performance, primarily for income from prior years' loss experience under our general liability, automobile liability and workers' compensation programs ($18.1 million for fiscal 2021 and $10.3 million for fiscal 2020), the impact of the change in fair value related to certain gasoline and diesel agreements ($0.2 million gain for the fourth quarter of 2021, $5.8 million gain for fiscal 2021, $3.1 million gain for the fourth quarter of 2020 and $0.5 million loss for fiscal 2020), charges related to hyperinflation in Argentina ($0.8 million for the fourth quarter of 2021, $1.8 million for fiscal 2021, $1.4 million for the fourth quarter of 2020 and $2.5 million for fiscal 2020), pension withdrawal charges ($0.7 million for fiscal 2021 and $0.1 million for fiscal 2020), non-cash impairment charges related to various assets ($30.6 million for the fourth quarter and fiscal 2020), a non-cash charge related to operating lease right-of-use assets, property and equipment and other assets from disposal by abandonment of certain rental properties ($28.5 million for fiscal 2020), non-cash charges related to information technology assets ($4.2 million for the fourth quarter of 2020 and $26.1 million for fiscal 2020), gain from the insurance proceeds received related to the impact of property damage from a tornado in Nashville ($16.3 million for fiscal 2020), non-cash gain from settlement of a multiemployer pension plan obligation ($6.7 million for the fourth quarter and fiscal 2020), external consulting fees related to growth initiatives ($3.2 million for fiscal 2020), payroll tax charges related to equity award exercises by the Company's former chief executive officer ($1.7 million for fiscal 2020), expenses related to legal settlements ($1.0 million net expense reduction for the fourth quarter and fiscal 2020) and other miscellaneous charges.
Gain on Equity Investment - adjustment to eliminate the impact of a non-cash gain from an observable price change related to an equity investment.
Loss on Defined Benefit Pension Plan Termination - adjustment to eliminate the impact of a non-cash loss from the termination of certain single-employer defined benefit pension plans.
Effect of Refinancing and Other on Interest and Other Financing Costs, net - adjustments to eliminate expenses associated with refinancing activities undertaken by the Company in the applicable period such as charges related to the payment of call premiums ($11.9 million for fiscal 2021 and $23.1 million for fiscal 2020) and non-cash charges for the write-offs of unamortized debt issuance costs, debt discounts and debt premiums related to the repayment of borrowings ($1.5 million loss for the fourth quarter of 2021, $8.3 million loss for fiscal 2021 and $2.2 million gain for fiscal 2020).

Effect of Tax Legislation on Provision (Benefit) for Income Taxes - adjustments to eliminate the impact of tax legislation that is not indicative of our ongoing tax position based on the new tax policies, including the impact related to the CARES Act for net operating losses being carried back to prior fiscal years ($12.2 million benefit for the fourth quarter of 2021, $50.3 million benefit for fiscal 2021, $0.4 million provision for the fourth quarter of 2020 and $58.4 million benefit for fiscal 2020), a valuation allowance against certain foreign tax credits ($6.5 million for the fourth quarter of 2021, $36.5 million for fiscal 2021 and $11.8 million reversal for the fourth quarter of 2020) and the reversal of a benefit related to the production activities deduction that is only permitted in years with taxable income ($1.8 million for the fourth quarter and fiscal 2021).
Tax Impact Related to Shareholder Transactions - adjustments to eliminate the tax impact of equity award exercises by the Company's former chief executive officer ($2.3 million expense for the fourth quarter of 2020 and $22.3 million net benefit for fiscal 2020) and the tax impact related to cash proceeds received from Mantle Ridge for short-swing profits earned through transactions in the Company's common stock ($4.1 million expense for fiscal 2020).
Tax Impact of Adjustments to Adjusted Net Income (Loss) - adjustments to eliminate the net tax impact of the adjustments to adjusted net income (loss) calculated based on a blended U.S. federal and state tax rate for U.S. adjustments and the local country tax rate for adjustments in jurisdictions outside the U.S. Adjustment also eliminates the valuation allowance recorded against deferred tax assets in a foreign subsidiary that is deemed not realizable (approximately $8.6 million for fiscal 2020).
Effect of Currency Translation - adjustments to eliminate the impact that fluctuations in currency translation rates had on the comparative results by presenting the periods on a constant currency basis. Assumes constant foreign currency exchange rates based on the rates in effect for the prior year period being used in translation for the comparable current year period.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect our current expectations as to future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. These statements include, but are not limited to, statements related to our expectations regarding the impact of the ongoing COVID-19 pandemic, the performance of our business, our financial results, our operations, our liquidity and capital resources, the conditions in our industry and our growth strategy. In some cases forward-looking statements can be identified by words such as "outlook," "aim," "anticipate," "are or remain or continue to be confident," "have confidence," "estimate," "expect," "will be," "will continue," "will likely result," "project," "intend," "plan," "believe," "see," "look to" and other words and terms of similar meaning or the negative versions of such words. These forward-looking statements are subject to risks and uncertainties that may change at any time, actual results or outcomes may differ materially from those that we expected.
Some of the factors that we believe could affect or continue to affect our results include without limitation: the severity and duration of the COVID-19 pandemic; the pandemic's impact on the U.S. and global economies, including particularly the client sectors we serve and governmental responses to the pandemic; the manner and timing of benefits we expect to receive under the CARES Act or other government programs; unfavorable economic conditions; natural disasters, global calamities, new pandemics, sports strikes and other adverse incidents; the failure to retain current clients, renew existing client contracts and obtain new client contracts; a determination by clients to reduce their outsourcing or use of preferred vendors; competition in our industries; increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our food and support services contracts; currency risks and other risks associated with international operations, including Foreign Corrupt Practices Act, U.K. Bribery Act and other anti-corruption law compliance; risks associated with suppliers from whom our products are sourced; disruptions to our relationship with our distribution partners; the contract intensive nature of our business, which may lead to client disputes; our expansion strategy and our ability to successfully integrate the businesses we acquire and costs and timing related thereto; continued or further unionization of our workforce; liability resulting from our participation in multiemployer defined benefit pension plans; the inability to hire and retain key or sufficient qualified personnel or increases in labor costs; laws and governmental regulations including those relating to food and beverages, the environment, wage and hour and government contracting; liability associated with noncompliance with applicable law or other governmental regulations; new interpretations of or changes in the enforcement of the government regulatory framework; the failure to maintain food safety throughout our supply chain, food-borne illness concerns and claims of illness or injury; a cybersecurity incident or other disruptions in the availability of our computer systems or privacy breaches; our leverage; the inability to generate sufficient cash to service all of our indebtedness; debt agreements that limit our flexibility in operating our business; and other factors set forth under the headings Item 1A "Risk Factors," Item 3 "Legal Proceedings" and Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other sections of our Annual Report on Form 10-K, filed with the SEC on November 24, 2020 as such factors may be updated from time to time in our other periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov and which may be obtained by contacting Aramark's investor relations department via its website at www.aramark.com. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and in our other filings with the SEC. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us. Forward-looking statements speak only as of the date made. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in our expectations, or otherwise, except as required by law.

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended
	October 1, 2021	October 2, 2020
Revenue	$3,551,264	$2,692,150
Costs and Expenses:
Cost of services provided (exclusive of depreciation and amortization)	3,193,072	2,552,351
Depreciation and amortization	138,602	151,224
Selling and general corporate expenses	87,271	82,514
	3,418,945	2,786,089
Operating income (loss)	132,319	(93,939)
Interest and Other Financing Costs, net	92,964	109,158
Income (Loss) Before Income Taxes	39,355	(203,097)
Provision (Benefit) for Income Taxes	5,093	(54,108)
Net income (loss)	34,262	(148,989)
Less: Net loss attributable to noncontrolling interest	(1,167)	(399)
Net income (loss) attributable to Aramark stockholders	$35,429	$(148,590)

Earnings (Loss) per share attributable to Aramark stockholders:
Basic	$0.14	$(0.59)
Diluted	$0.14	$(0.59)
Weighted Average Shares Outstanding:
Basic	255,609	253,178
Diluted	257,254	253,178

	Fiscal Year Ended
	October 1, 2021	October 2, 2020
Revenue	$12,095,965	$12,829,559
Costs and Expenses:
Cost of services provided (exclusive of depreciation and amortization)	11,007,080	11,993,667
Depreciation and amortization	550,692	595,195
Selling and general corporate expenses	346,749	307,016
Goodwill impairment	—	198,600
	11,904,521	13,094,478
Operating income (loss)	191,444	(264,919)
Gain on Equity Investment	(137,934)	—
Loss on Defined Benefit Pension Plan Termination	60,864	—
Interest and Other Financing Costs, net	401,366	382,800
Loss Before Income Taxes	(132,852)	(647,719)
Benefit for Income Taxes	(40,633)	(186,284)
Net loss	(92,219)	(461,435)
Less: Net (loss) income attributable to noncontrolling interest	(1,386)	94
Net loss attributable to Aramark stockholders	$(90,833)	$(461,529)

Loss per share attributable to Aramark stockholders:
Basic	$(0.36)	$(1.83)
Diluted	$(0.36)	$(1.83)
Weighted Average Shares Outstanding:
Basic	254,748	251,828
Diluted	254,748	251,828

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In Thousands)

	October 1, 2021	October 2, 2020
Assets

Current Assets:
Cash and cash equivalents	$532,591	$2,509,188
Receivables	1,748,601	1,431,206
Inventories	412,676	436,473
Prepayments and other current assets	204,987	298,944
Total current assets	2,898,855	4,675,811
Property and Equipment, net	2,038,394	2,050,908
Goodwill	5,487,297	5,343,828
Other Intangible Assets	2,028,622	1,932,637
Operating Lease Right-of-use Assets	587,854	551,394
Other Assets	1,335,142	1,158,106
	$14,376,164	$15,712,684

Liabilities and Stockholders' Equity

Current Liabilities:
Current maturities of long-term borrowings	$58,850	$99,915
Current operating lease liabilities	67,280	71,810
Accounts payable	919,090	663,455
Accrued expenses and other current liabilities	1,812,213	1,512,278
Total current liabilities	2,857,433	2,347,458
Long-Term Borrowings	7,393,417	9,178,508
Noncurrent Operating Lease Liabilities	314,378	341,667
Deferred Income Taxes and Other Noncurrent Liabilities	1,079,014	1,099,075
Commitments and Contingencies
Redeemable Noncontrolling Interest	9,050	9,988
Total Stockholders' Equity	2,722,872	2,735,988
	$14,376,164	$15,712,684

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Fiscal Year Ended
	October 1, 2021	October 2, 2020

Cash flows from operating activities:
Net loss	$(92,219)	$(461,435)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	550,692	595,195
Goodwill impairment and asset write-downs	—	283,743
Gain on equity investment	(137,934)	—
Loss on defined benefit pension plan termination	60,864	—
Deferred income taxes	(43,234)	(134,048)
Share-based compensation expense	71,053	30,339
Changes in operating assets and liabilities	317,501	(235,120)
Payments made to clients on contracts	(100,918)	(69,575)
Other operating activities	31,274	167,583
Net cash provided by operating activities	657,079	176,682

Cash flows from investing activities:
Net purchases of property and equipment and other	(375,344)	(364,434)
Acquisitions, divestitures and other investing activities	(259,042)	3,314
Net cash used in investing activities	(634,386)	(361,120)

Cash flows from financing activities:
Net proceeds/payments of long-term borrowings	(1,559,578)	2,239,309
Net change in funding under the Receivables Facility	(315,600)	315,600
Payments of dividends	(112,010)	(110,893)
Proceeds from issuance of common stock	41,587	90,022
Repurchase of stock	—	(6,540)
Other financing activities	(59,738)	(89,976)
Net cash (used in) provided by financing activities	(2,005,339)	2,437,522
Effect of foreign exchange rates on cash and cash equivalents	6,049	9,461
(Decrease) increase in cash and cash equivalents	(1,976,597)	2,262,545
Cash and cash equivalents, beginning of period	2,509,188	246,643
Cash and cash equivalents, end of period	$532,591	$2,509,188

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME (LOSS) MARGIN
(Unaudited)
(In thousands)

	Three Months Ended
	October 1, 2021
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$2,162,866	$765,466	$622,932		$3,551,264
Operating Income (as reported)	$101,685	$27,903	$32,033	$(29,302)	$132,319
Operating Income Margin (as reported)	4.70%	3.65%	5.14%		3.73%

Revenue (as reported)	$2,162,866	$765,466	$622,932		$3,551,264
Effect of Next Level Acquisition	(85,557)	—	—		(85,557)
Effect of Currency Translation	(1,347)	(20,642)	(3,041)		(25,030)
Adjusted Revenue (Organic)	$2,075,962	$744,824	$619,891		$3,440,677
Revenue Growth (as reported)	51.35%	21.69%	(1.76)%		31.91%
Adjusted Revenue Growth (Organic)	58.16%	21.47%	5.18%		36.80%

Operating Income (as reported)	$101,685	$27,903	$32,033	$(29,302)	$132,319
Amortization of Acquisition-Related Intangible Assets	22,542	1,864	6,190	—	30,596
Severance and Other Charges	(3,774)	(11,937)	8,471	(647)	(7,887)
Effect of Next Level Acquisition	(2,746)	—	—	—	(2,746)
Merger and Integration Related Charges	—	—	12,233	—	12,233
Gains, Losses and Settlements impacting comparability	—	841	—	(286)	555
Adjusted Operating Income	$117,707	$18,671	$58,927	$(30,235)	$165,070
Effect of Currency Translation	(314)	246	(299)	—	(367)
Adjusted Operating Income (Constant Currency)	$117,393	$18,917	$58,628	$(30,235)	$164,703

Operating Income Growth (as reported)	293.19%	147.71%	(35.38)%	9.52%	240.86%
Adjusted Operating Income Growth	2,029.31%	162.81%	3.42%	7.78%	1,518.98%
Adjusted Operating Income Growth (Constant Currency)	2,024.16%	163.64%	2.90%	7.78%	1,515.83%
Adjusted Operating Income Margin (Constant Currency)	5.65%	2.54%	9.46%		4.79%

	Three Months Ended
	October 2, 2020
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$1,429,031	$629,021	$634,098		$2,692,150
Estimated Impact of 53rd Week	(116,461)	(15,858)	(44,740)		(177,059)
Adjusted Revenue	$1,312,570	$613,163	$589,358		$2,515,091

Operating (Loss) Income (as reported)	$(52,634)	$(58,488)	$49,569	$(32,386)	$(93,939)
Amortization of Acquisition-Related Intangible Assets	21,101	1,824	6,235	—	29,160
Severance and Other Charges	3,571	12,594	4,556	169	20,890
Merger and Integration Related Charges	111	176	6,176	—	6,463
Estimated Impact of 53rd Week	(825)	827	(2,885)	2,520	(363)
Gains, Losses and Settlements impacting comparability	22,575	13,342	(6,673)	(3,088)	26,156
Adjusted Operating (Loss) Income	$(6,101)	$(29,725)	$56,978	$(32,785)	$(11,633)

Operating (Loss) Income Margin (as reported)	(3.68)%	(9.30)%	7.82%		(3.49)%
Adjusted Operating (Loss) Income Margin	(0.46)%	(4.85)%	9.67%		(0.46)%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME (LOSS) MARGIN
(Unaudited)
(In thousands)
	Fiscal Year Ended
	October 1, 2021
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$6,809,258	$2,866,161	$2,420,546		$12,095,965
Operating Income (as reported)	$131,742	$58,227	$120,828	$(119,353)	$191,444
Operating Income Margin (as reported)	1.93%	2.03%	4.99%		1.58%

Revenue (as reported)	$6,809,258	$2,866,161	$2,420,546		$12,095,965
Effect of Next Level Acquisition	(108,915)	—	—		(108,915)
Effect of Currency Translation	(3,817)	(151,950)	(12,626)		(168,393)
Adjusted Revenue (Organic)	$6,696,526	$2,714,211	$2,407,920		$11,818,657
Revenue Growth (as reported)	(7.57)%	(2.70)%	(3.83)%		(5.72)%
Adjusted Revenue Growth (Organic)	(7.64)%	(7.36)%	(2.60)%		(6.59)%

Operating Income (as reported)	$131,742	$58,227	$120,828	$(119,353)	$191,444
Amortization of Acquisition-Related Intangible Assets	83,629	7,886	25,012	—	116,527
Severance and Other Charges	(3,774)	(16,555)	7,970	(973)	(13,332)
Effect of Next Level Acquisition	(3,191)	—	—	—	(3,191)
Merger and Integration Related Charges	—	—	22,169	—	22,169
Gains, Losses and Settlements impacting comparability	(18,098)	1,825	743	(5,866)	(21,396)
Adjusted Operating Income	$190,308	$51,383	$176,722	$(126,192)	$292,221
Effect of Currency Translation	(954)	(1,997)	(1,065)	—	(4,016)
Adjusted Operating Income (Constant Currency)	$189,354	$49,386	$175,657	$(126,192)	$288,205

Operating Income Growth (as reported)	2,380.08%	116.91%	(29.56)%	(22.44)%	172.27%
Adjusted Operating Income Growth	(10.77)%	260.89%	(11.65)%	(44.56)%	(0.63)%
Adjusted Operating Income Growth (Constant Currency)	(11.22)%	254.64%	(12.18)%	(44.56)%	(2.00)%
Adjusted Operating Income Margin (Constant Currency)	2.83%	1.82%	7.29%		2.44%

	Fiscal Year Ended
	October 2, 2020
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$7,366,678	$2,945,834	$2,517,047		$12,829,559
Estimated Impact of 53rd Week	(116,461)	(15,858)	(44,740)		(177,059)
Adjusted Revenue (Organic)	$7,250,217	$2,929,976	$2,472,307		$12,652,500

Operating Income (Loss) (as reported)	$5,312	$(344,274)	$171,525	$(97,482)	$(264,919)
Amortization of Acquisition-Related Intangible Assets	84,863	6,812	24,849	—	116,524
Severance and Other Charges	51,776	90,945	4,923	5,073	152,717
Merger and Integration Related Charges	3,591	701	24,576	—	28,868
Goodwill Impairment	—	198,600	—	—	198,600
Tax Reform Related Employee Reinvestments	1,436	—	(13)	—	1,423
Estimated Impact of 53rd Week	(825)	827	(2,885)	2,520	(363)
Gains, Losses and Settlements impacting comparability	67,132	14,453	(22,947)	2,597	61,235
Adjusted Operating Income (Loss)	$213,285	$(31,936)	$200,028	$(87,292)	$294,085

Operating Income (Loss) Margin (as reported)	0.07%	(11.69)%	6.81%		(2.06)%
Adjusted Operating Income (Loss) Margin	2.94%	(1.09)%	8.09%		2.32%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET INCOME (LOSS) & ADJUSTED EARNINGS (LOSS) PER SHARE
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Fiscal Year Ended
	October 1, 2021	October 2, 2020	October 1, 2021	October 2, 2020

Net Income (Loss) Attributable to Aramark Stockholders (as reported)	$35,429	$(148,590)	$(90,833)	$(461,529)
Adjustment:
Amortization of Acquisition-Related Intangible Assets	30,596	29,160	116,527	116,524
Severance and Other Charges	(7,887)	20,890	(13,332)	152,717
Effect of Next Level Acquisition	(2,746)	—	(3,191)	—
Merger and Integration Related Charges	12,233	6,463	22,169	28,868
Goodwill Impairment	—	—	—	198,600
Tax Reform Related Employee Reinvestments	—	—	—	1,423
Estimated Impact of 53rd Week	—	6,973	—	6,973
Gains, Losses and Settlements impacting comparability	555	26,156	(21,396)	61,235
Gain on Equity Investment	—	—	(137,934)	—
Loss on Defined Benefit Pension Plan Termination	—	—	60,864	—
Effect of Refinancing and Other on Interest and Other Financing Costs, net	1,580	—	20,238	20,883
Effect of Tax Legislation on Provision (Benefit) for Income Taxes	(3,824)	(11,469)	(11,968)	(58,437)
Tax Impact Related to Shareholder Transactions	—	2,258	—	(18,221)
Tax Impact of Adjustments to Adjusted Net Income (Loss)	(10,935)	(21,338)	(17,470)	(90,964)
Adjusted Net Income (Loss)	$55,001	$(89,497)	$(76,326)	$(41,928)
Effect of Currency Translation, net of Tax	(259)	—	(5,097)	—
Adjusted Net Income (Loss) (Constant Currency)	$54,742	$(89,497)	$(81,423)	$(41,928)

Earnings (Loss) Per Share (as reported)
Net Income (Loss) Attributable to Aramark Stockholders (as reported)	$35,429	$(148,590)	$(90,833)	$(461,529)
Diluted Weighted Average Shares Outstanding	257,254	253,178	254,748	251,828
	$0.14	$(0.59)	$(0.36)	$(1.83)

Adjusted Earnings (Loss) Per Share
Adjusted Net Income (Loss)	$55,001	$(89,497)	$(76,326)	$(41,928)
Diluted Weighted Average Shares Outstanding	257,254	253,178	254,748	251,828
	$0.21	$(0.35)	$(0.30)	$(0.17)

Adjusted Earnings (Loss) Per Share (Constant Currency)
Adjusted Net Income (Loss) (Constant Currency)	$54,742	$(89,497)	$(81,423)	$(41,928)
Diluted Weighted Average Shares Outstanding	257,254	253,178	254,748	251,828
	$0.21	$(0.35)	$(0.32)	$(0.17)

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
NET DEBT TO COVENANT ADJUSTED EBITDA
(Unaudited)
(In thousands)
		Amendment Adjusted
	Twelve Months Ended	Period Ended(1)
	October 1, 2021	October 1, 2021
Net (Loss) Income Attributable to Aramark Stockholders (as reported)	$(90,833)	$349,704
Interest and Other Financing Costs, net	401,366	340,380
(Benefit) Provision for Income Taxes	(40,633)	92,569
Depreciation and Amortization	550,692	580,482
Share-based compensation expense(2)	71,053	54,569
Unusual or non-recurring (gains) and losses(3)	(77,070)	—
Pro forma EBITDA for equity method investees(4)	10,162	4,544
Pro forma EBITDA for certain transactions(5)	11,228	(1,034)
Other(6)(7)	102,592	97,752
Covenant Adjusted EBITDA	$938,557	$1,518,966

Net Debt to Covenant Adjusted EBITDA
Total Long-Term Borrowings	$7,452,267	$7,452,267
Less: Cash and cash equivalents	532,591	532,591
Net Debt	$6,919,676	$6,919,676
Covenant Adjusted EBITDA	$938,557	$1,518,966
Net Debt/Covenant Adjusted EBITDA	7.4	4.6

(1) The covenant waiver period outlined in Amendment No. 9 to the Company's Credit Agreement expired at the beginning of the fourth quarter of fiscal 2021. The Consolidated Secured Debt Ratio debt covenant is once again effective and the trailing twelve month period as of October 1, 2021 consists of results from the third quarter of fiscal 2019 through the first quarter of fiscal 2020 plus the fourth quarter of fiscal 2021, excluding the results of the second quarter of fiscal 2020 through the third quarter of fiscal 2021.
(2) Represents compensation expense related to the Company's issuances of share-based awards.
(3) Represents the fiscal 2021 non-cash gain from an observable price change on an equity investment ($137.9 million) and the fiscal 2021 non-cash loss from the termination of certain defined benefit pension plans ($60.9 million).
(4) Represents the Company's estimated share of EBITDA primarily from the Company's AIM Services Co., Ltd. equity method investment, not already reflected in the Company's net (loss) income attributable to Aramark stockholders. EBITDA for this equity method investee is calculated in a manner consistent with Covenant Adjusted EBITDA but does not represent cash distributions received from this investee.
(5) Represents the annualizing of net EBITDA from certain acquisitions made during the period.
(6) "Other" for the twelve months ended October 1, 2021 includes non-cash charges for inventory write-downs to net realizable value and for excess inventory related to personal protective equipment ($36.0 million), labor charges, incremental expenses and other expenses associated with closed or partially closed client locations resulting from the COVID-19 pandemic, net of U.S. and non-U.S. governmental labor related tax credits ($28.4 million), adjustments to remove the impact attributable to the adoption of certain accounting standards that are made to the calculation in accordance with the Credit Agreement and indentures ($25.3 million), expenses related to merger and integration related charges ($22.2 million), gain from a funding agreement related to a legal matter ($10.0 million), reversal of severance charges ($8.2 million), the gain from the change in fair value related to certain gasoline and diesel agreements ($5.9 million), a favorable settlement of a legal matter ($4.7 million), non-cash impairment charges related to various assets ($3.8 million), charges related to a client contract dispute ($2.6 million), expenses related to the impact of the ice storm in Texas ($2.5 million), a non-cash charge related to an environmental matter ($2.5 million), non-cash charges related to information technology assets ($2.2 million), the impact of hyperinflation in Argentina ($1.8 million) and other miscellaneous expenses.

(7) "Other" for the amendment adjusted period ended October 1, 2021 includes labor charges, incremental expenses and other expenses associated with closed or partially closed client locations resulting from the COVID-19 pandemic, net of U.S. and non-U.S. governmental labor related tax credits ($45.7 million benefit), expenses related to merger and integration related charges ($40.1 million), charges related to certain legal settlements ($27.9 million), adjustments to remove the impact attributable to the adoption of certain accounting standards that are made to the calculation in accordance with the Credit Agreement and indentures ($25.0 million), non-cash charges for inventory write-downs to net realizable value and for excess inventory related to personal protective equipment ($16.4 million), non-cash impairment charges related to various assets ($11.9 million), reversal of severance charges ($11.2 million), compensation expense for retirement contributions and employee training programs funded by the benefits from U.S. tax reform ($10.9 million), cash compensation charges associated with the retirement of the Company's former chief executive officer ($10.4 million), gain from a funding agreement related to a legal matter ($10.0 million), advisory fees related to shareholder matters ($7.7 million), closing costs mainly related to customer contracts ($7.3 million), the impact of hyperinflation in Argentina ($5.7 million), non-cash charges related to information technology assets ($5.1 million), the gain from the change in fair value related to certain gasoline and diesel agreements ($3.2 million) and other miscellaneous expenses.

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
FREE CASH FLOW
(Unaudited)
(In thousands)

Fiscal Year Ended
October 1, 2021
Net Cash provided by operating activities	$657,079

Net purchases of property and equipment and other	(375,344)

Free Cash Flow	$281,735

Fiscal Year Ended
October 2, 2020
Net Cash provided by operating activities	$176,682

Net purchases of property and equipment and other	(364,434)

Free Cash Flow	$(187,752)

Fiscal Year Ended
Change
Net Cash provided by operating activities	$480,397

Net purchases of property and equipment and other	(10,910)

Free Cash Flow	$469,487

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED REVENUE
(Unaudited)
(In thousands)

	Three Months Ended
	June 26, 2020
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$1,067,580	$517,171	$567,502		$2,152,253
Effect of Currency Translation	534	40,188	1,377		42,099
Adjusted Revenue (Organic)	$1,068,114	$557,359	$568,879		$2,194,352
Revenue Growth (as reported)	(55.77)%	(45.55)%	(12.34)%		(46.34)%
Adjusted Revenue Growth (Organic)	(55.74)%	(41.32)%	(12.13)%		(45.29)%

	Three Months Ended
	June 28, 2019
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$2,413,503	$949,862	$647,396		$4,010,761

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED REVENUE
(Unaudited)
(In thousands)

	Three Months Ended
	October 2, 2020
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$1,429,031	$629,021	$634,098		$2,692,150
Effect of Currency Translation	185	4,785	454		5,424
Estimated Impact of 53rd Week	(116,461)	(15,858)	(44,740)		(177,059)
Adjusted Revenue (Organic)	$1,312,755	$617,948	$589,812		$2,520,515
Revenue Growth (as reported)	(40.65)%	(29.94)%	(1.78)%		(31.87)%
Adjusted Revenue Growth (Organic)	(45.48)%	(31.18)%	(8.64)%		(36.21)%

	Three Months Ended
	September 27, 2019
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$2,407,750	$897,894	$645,600		$3,951,244

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED REVENUE
(Unaudited)
(In thousands)

	Three Months Ended
	January 1, 2021
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$1,445,792	$694,459	$603,538		$2,743,789
Effect of Currency Translation	(205)	(20,736)	(753)		(21,694)
Adjusted Revenue (Organic)	$1,445,587	$673,723	$602,785		$2,722,095
Revenue Growth (as reported)	(45.21)%	(26.61)%	(9.71)%		(35.49)%
Adjusted Revenue Growth (Organic)	(45.22)%	(28.80)%	(9.82)%		(36.00)%

	Three Months Ended
	December 27, 2019
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$2,638,960	$946,194	$668,443		$4,253,597

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED REVENUE
(Unaudited)
(In thousands)

	Three Months Ended
	April 2, 2021
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$1,550,987	$677,696	$591,009		$2,819,692
Effect of Currency Translation	(809)	(42,766)	(2,895)		(46,470)
Adjusted Revenue (Organic)	$1,550,178	$634,930	$588,114		$2,773,222
Revenue Growth (as reported)	(30.48)%	(20.59)%	(8.65)%		(24.44)%
Adjusted Revenue Growth (Organic)	(30.52)%	(25.60)%	(9.10)%		(25.68)%

	Three Months Ended
	March 27, 2020
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$2,231,107	$853,448	$647,004		$3,731,559

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED REVENUE
(Unaudited)
(In thousands)

	Three Months Ended
	July 2, 2021
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$1,649,613	$728,540	$603,067		$2,981,220
Effect of Next Level Acquisition	(23,358)	—	—		(23,358)
Effect of Currency Translation	(1,456)	(67,806)	(5,937)		(75,199)
Adjusted Revenue (Organic)	$1,624,799	$660,734	$597,130		$2,882,663
Revenue Growth (as reported)	54.52%	40.87%	6.27%		38.52%
Adjusted Revenue Growth (Organic)	52.19%	27.76%	5.22%		33.94%

	Three Months Ended
	June 26, 2020
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$1,067,580	$517,171	$567,502		$2,152,253

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED REVENUE COMPARISON TO FISCAL 2019
(Unaudited)
(In thousands)

	Three Months Ended
	June 26, 2020	October 2, 2020	January 1, 2021	April 2, 2021	July 2, 2021	October 1, 2021
Revenue (as reported)	$2,152,253	$2,692,150	$2,743,789	$2,819,692	$2,981,220	$3,551,264
Effect of Next Level Acquisition	—	—	—	—	(23,358)	(85,557)
Effect of Currency Translation*	42,099	5,424	11,593	1,243	(16,977)	(13,400)
Estimated Impact of 53rd Week	—	(177,059)	—	—	—	—
Adjusted Revenue (Organic)	$2,194,352	$2,520,515	$2,755,382	$2,820,935	$2,940,885	$3,452,307
Revenue as a Percentage of Fiscal 2019 Revenue (as reported)	53.66%	68.13%	64.33%	70.49%	74.33%	89.88%
Adjusted Revenue as a Percentage of Fiscal 2019 Adjusted Revenue (Organic)	54.71%	63.79%	65.27%	70.52%	73.32%	87.37%

	Three Months Ended
	June 28, 2019	September 27, 2019	December 28, 2018	March 29, 2019	June 28, 2019	September 27, 2019
Revenue (as reported)	$4,010,761	$3,951,244	$4,265,349	$3,999,987	$4,010,761	$3,951,244
Effect of Divestitures	—	—	(43,680)	—	—	—
Adjusted Revenue (Organic)	$4,010,761	$3,951,244	$4,221,669	$3,999,987	$4,010,761	$3,951,244

* For the three month periods of January 1, 2021, April 2, 2021, July 2, 2021 and October 1, 2021, the effect of currency translation reflects the impact that fluctuations in currency translation rates had on the comparative results by translating the fiscal 2021 period balances using the foreign currency exchange rates in effect for the comparable periods of fiscal 2019.

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED REVENUE
(Unaudited)
(In thousands)

	Fiscal Year Ended	Six Months Ended	Six Months Ended
	October 1, 2021	April 2, 2021	October 1, 2021
Revenue (as reported)	$12,095,965	$5,563,481	$6,532,484
Effect of Next Level Acquisition	(108,915)	—	(108,915)
Effect of Currency Translation	(168,393)	(68,164)	(100,229)
Adjusted Revenue (Organic)	$11,818,657	$5,495,317	$6,323,340
Revenue Growth (as reported)			34.85%
Adjusted Revenue Growth (Organic)			35.48%

	Fiscal Year Ended	Six Months Ended	Six Months Ended
	October 2, 2020	March 27, 2020	October 2, 2020
Revenue (as reported)	$12,829,559	$7,985,156	$4,844,403
Estimated Impact of 53rd Week	(177,059)	—	(177,059)
Adjusted Revenue	$12,652,500	$7,985,156	$4,667,344